AMERICAN COASTAL INSURANCE CORPORATION INSIDER TRADING POLICY Updated July 31, 20241 APPLICABILITY OF POLICY This Insider Trading Policy (the “Policy”) applies to all transactions in the securities of American Coastal Insurance Corporation and its subsidiaries (collectively, the “Company” or “ACIC”), including common stock, options for common stock and any other securities the Company may issue from time to time, such as preferred stock, warrants and convertible debentures, as well as to derivative securities relating to the Company’s common stock or other securities (“Company Securities”). This Policy applies to all officers of the Company, all members of the Company’s Board of Directors, certain employees of the Company identified from time to time on Annex A as well as their immediate family members, and members of their household who receive or have access to material nonpublic information (as defined below) (collectively, the “Covered Individuals”). This Policy shall supplement and shall be in addition to the restrictions described in the Code of Ethics and Conduct applicable to all Company employees, officers and directors. STATEMENT OF POLICY General Policy It is the policy of ACIC to prohibit the unauthorized disclosure of any material nonpublic information acquired in the workplace and the misuse of material nonpublic information in securities trading. Prohibition on Trading on Material Nonpublic Information No Covered Individual shall engage in any transaction involving a purchase or sale of Company Securities, including any offer to purchase or offer to sell, during any period commencing with the date that he or she possesses material nonpublic information concerning the Company, and ending forty-eight (48) hours following the date of public disclosure of that information, or at such time as such nonpublic information is no longer material. Material Information. There is no bright line test to determine if information is “material.” Information is considered material if there is a substantial likelihood that a reasonable 11 The legal name of the Company was changed effective July 10, 2023. Corporate name updated accordingly.

~ 2 ~ investor would consider it important in making a decision to buy, sell or hold a security or where the information is likely to have a significant effect on the market price of the security. Both positive and negative information can be material, as well as information that forecasts whether an event may or may not occur. Any uncertainty concerning the materiality of particular information should be resolved in favor of materiality. Examples of material information include, but are not limited to: • Annual, quarterly or monthly financial results, a change in earnings or earnings projections, or unexpected or unusual gains or losses in major operations; • Negotiations and agreements regarding mergers, joint ventures, acquisitions, divestitures, business combinations or tender offers; • Increases or decreases in dividends on the Company’s common stock or stock splits; • Major management changes; • Major changes in corporate strategy or operations; • Significant cybersecurity or data privacy breaches; • A substantial contract award or termination; • Significant litigation or regulatory exposure due to actual or threatened lawsuits, disputes, claims or investigations; • Public or private offerings of debt or equity securities; • A filing of a bankruptcy petition by the Company; and • Any other information that could affect the Company’s stock price. Nonpublic Information. Information that has not been disclosed to the public is generally considered to be nonpublic information. To establish that information has been disclosed to the public, it may be necessary to demonstrate that the information has been widely disseminated and fully absorbed by the investing public. As a general rule, information should not be considered widely disseminated and fully absorbed by the marketplace until forty-eight (48) hours after the day that the information is released (as described above). In certain circumstances, the Company may determine that a longer or shorter period is appropriate with respect to the release of certain information. Tipping Covered Individuals shall not disclose (“tip”) any material nonpublic information to any other person or entity where the information may be used by such person or entity to trade in Company Securities, nor shall such Covered Individual make recommendations or express opinions on the basis of material nonpublic information as to trading in Company Securities. Even if a Covered Individual is not in possession of material nonpublic information, such individual should avoid recommending to any other person that they buy or sell Company Securities. This recommendation could be unfairly attributed to the Company and may be misleading if the Covered Individual does not have all the relevant information. Transactions Involving Other Companies’ Securities

~ 3 ~ Covered Individuals shall not engage in any transaction involving the purchase or sale of another company’s securities while in possession of material nonpublic information about such company when that information is obtained in the course of employment with, or the performance of services on behalf of ACIC. Other Prohibited Transactions The Company considers it improper and inappropriate for Covered Individuals to engage in short-term or speculative transactions in the Company Securities. Accordingly, Covered Individuals may not engage in short sales of any Company Securities (sales of securities that are not then owned), including a “sale against the box” (a sale with delayed delivery). Additionally, standing orders or “limit orders” may only be used for periods not longer than a two (2) trading day period, shall not extend beyond any Open Window (as defined below) and shall be cancellable upon an imposition of a black-out period. Covered Individuals are also prohibited from pledging Company Securities as collateral for a margin account or any other loan unless: (i) such individual submits a request for approval to the General Counsel or Chief Legal Officer (“GC/CLO”), as applicable, at least two weeks prior to the proposed execution of the documents evidencing the proposed pledge and (ii) the GC/CLO pre-clears such pledge. Covered Individuals preparing to pledge Company Securities must clearly demonstrate their financial capacity to repay the loan without resort to the pledged securities. Any officer, director, or employee that currently has pledged Company securities for a loan or is holding Company securities in a margin account prior to the effective date of this revised Policy are permitted to continue pledging Company securities as a collateral for a loan or holding Company securities in a margin account without being subject to the pre- clearance requirements of this revised Policy. Any officer, director, or employee that has pledged Company securities for a loan or holds Company securities in a margin account prior to the effective date of this revised Policy is expected to exercise due care to ensure that they have sufficient financial capacity to repay the loan without a required sale of the Company’s securities. Trading Window ACIC has determined that all officers, directors, and certain other persons identified on Annex A (as may be amended from time to time by the GC/CLO) shall be prohibited from buying, selling or otherwise effecting transactions in any Company Securities EXCEPT during the following trading window (an “Open Window”): The period beginning at the open of market on the trading day following forty-eight (48) hours from the date of public disclosure of the Company’s financial results for a preceding calendar quarter or year and ending at the close of market on the day immediately preceding the last two business days of the third month of the current calendar quarter. If the day immediately preceding the last two business days of the third month falls on a Saturday,

~ 4 ~ Sunday or holiday, then the trading window will close at the close of the market on the preceding business day. In addition, ACIC, through the GC/CLO, may authorize longer or additional trading windows in which buying, selling or otherwise effecting transactions in Company Securities shall be permitted pursuant to this Policy as if they were part of the “Open Window.” Similarly, the GC/CLO may impose special black-out periods during which specified persons will be prohibited from buying, selling, or otherwise effecting transactions in any Company Securities, even though the trading window would otherwise be considered part of the Open Window. If a special black-out period is imposed, ACIC will notify the affected Covered Individuals. Assuming the absence of material nonpublic information, trading in Company Securities during an Open Window should not be considered a “safe harbor,” and all Covered Individuals should exercise good judgment at all times. Quiet Period Covered Individuals shall not buy, sell or otherwise effect transactions in Company Securities during the period commencing at the close of the market on the day immediately preceding the last two business days of the third month of each calendar quarter and ending at the open of market on the trading day following forty-eight (48) hours after the Company’s earnings are publicly released (“Quiet Period”). If the day immediately preceding the last two business days of the third month of the calendar quarter falls on a Saturday, Sunday or holiday, then the Quiet Period will commence at the close of the market on the preceding business day. During this Quiet Period, no trading in Company Securities is permitted by any Covered Individual. Pre-Clearance Procedures Section 16 Filers (the Covered Individuals listed on Annex B) shall not engage in transactions involving Company Securities ((including a gift, contribution to a trust, or similar transfer), even during the Open Window, without first obtaining pre-clearance of the transaction from the GC/CLO. Additionally, Section 16 filers and their immediate family members may not engage in certain additional transactions in Company Securities without first obtaining pre-clearance of the transaction from the GC/CLO. A request for pre-clearance should be submitted to the GC/CLO at least two (2) trading days in advance of the proposed transaction, where practical, by email, in person, or by phone. The GC/CLO will make every effort to respond the same day the request is received. When Covered Individuals request pre-clearance, they should consider whether they may have any material nonpublic information about the Company and should disclose that information to the GC/CLO. Clearance of a transaction from the GC/CLO must be in writing and is valid only for a two (2) trading day period. Section 16 filers must promptly provide the trade confirmation together with proof of the related pre-clearance to the Director—Financial Reporting or other individual responsible for filing forms with the Securities and Exchange Commission (“SEC”), to support the appropriate Section 16 filing

~ 5 ~ with the SEC. If the transaction order is not placed within that two (2) trading day period, clearance of the transaction must be renewed with the GC/CLO. The GC/CLO is under no obligation to approve a trade submitted for pre-clearance. If a Covered Individual seeks pre-clearance and permission to trade is denied, he or she should refrain from initiating any transaction in Company Securities and should not inform any other person of the restriction. If the GC/CLO wishes to purchase, sell or trade Company Securities, the GC/CLO must obtain pre-clearance from one of the following individuals: the CFO or the Director— Financial Reporting. Clearance of a transaction must be in writing and is valid for a forty-eight (48) hour period. If the transaction order is not placed within that two (2) trading day period, clearance of the transaction must be renewed. 10b5-1 Trading Plans The Company permits all directors, officers and other employees to adopt trading plans in accordance with SEC Rule 10b5-1(c). The restrictions on trading set forth in this Policy shall not apply to trades made pursuant to a 10b5-1 trading plan that has been approved in accordance with the Company’s procedures. However, Section 16 Filers must still report their trades as set forth above. Additional information concerning trading plans is available from the GC/CLO. Individual Responsibility Every Covered Individual has the individual responsibility to comply with this Policy. A Covered Individual may, from time to time, have to forego a proposed transaction in Company Securities even if he or she planned to make the transaction before learning of material nonpublic information and even though the Covered Individual believes he or she may suffer an economic loss or forego anticipated profit by waiting. The responsibility in determining whether a Covered Individual possesses material nonpublic information rests with such Covered Individual, and pre-clearance of a transaction does not constitute legal advice and does not in any way insulate a Covered Individual from liability under applicable laws and regulations. Post-Termination Transactions This Policy continues to apply to a Covered Individual’s transactions in Company Securities even after termination of service with the Company. If a Covered Individual is aware of material nonpublic information when his or her service with the Company terminates, such individual may not trade in Company Securities until that information has become public or is no longer material. The pre-clearance procedures will cease to apply to transactions in Company Securities upon the expiration of any Quiet Period or other event-specific trading restriction that is applicable to a Covered Individual at the time of his or her termination of service.

~ 6 ~ Potential Criminal and Civil Liability and/or Disciplinary Action All Covered Individuals are responsible for complying with federal and state securities laws, as well as this Policy. The consequences of failure to do so can be severe. Violation of this Policy may result in Company-imposed sanctions, including termination of service, whether the individual’s failure to comply is a violation of law. Interpretation The GC/CLO has the authority to interpret and enforce this Policy. Any suspected or known violation of this Policy should be reported immediately to the GC/CLO. All questions about this Policy should be directed to the GC/CLO. Approved by Nominating and Corporate Governance Committee on July 31, 2024.

~ 7 ~ Annex A • Non-employee members of the Board of Directors • Chief Executive Officer • President • Chief Financial Officer • Chief Operating Officer • Chief Revenue Officer • Chief Risk Officer • Chief Compliance Officer • General Counsel/Chief Legal Officer • Chief Claims Officer, or similar role • Chief Information Officer • Chief Actuarial Officer, or similar role • VP Internal Audit • VP Human Resources • All VP Finance roles • Director of Financial Reporting • Director of Accounting • Manager—Financial Reporting • Managing Director—Reinsurance • Assistant General Counsel • SEC Reporting Analyst(s)

~ 8 ~ Annex B • Non-employee members of the Board of Directors • Chief Executive Officer • President • Chief Financial Officer • Chief Operating Officer • Chief Revenue Officer • Chief Risk Officer • Chief Compliance Officer • General Counsel/Chief Legal Officer • Chief Claims Officer • Chief Information Officer